Exhibit 21.1
Terra Property Trust, Inc.
Subsidiaries

Subsidiaries	Jurisdiction of formation
Terra Ocean Ave, LLC	New York
Terra Ocean Ave, LLC	Delaware
Terra Driggs, LLC	Delaware
Terra Orange Grove Pref, LLC	Delaware
Terra Harlem Member, LLC	Delaware
Terra 370 Lex LLC	Delaware
Terra Mortgage Capital I, LLC	Delaware
Terra Mortgage Portfolio I, LLC	Delaware
Terra Lakeside Development, LLC	Delaware
Terra LOC Portfolio I, LLC	Delaware
Terra Walnut Development, LLC	Delaware
Terra Rockland Pref, LLC	Delaware
Terra Palm Springs, LLC	Delaware
Terra University Park Mortgage, LLC	Delaware
Terra 870SC, LLC	Delaware
Terra Mortgage Capital II, LLC	Delaware
Terra Mortgage Portfolio II, LLC	Delaware
Terra Mortgage Capital III, LLC	Delaware
Terra Mortgage Portfolio III, LLC	Delaware
TPT Special Subsidiary, LLC	Delaware
Terra Industrial, LLC	Delaware
Asano Bankers Hill LLC	Delaware
Mavik Asano LLC	Delaware
Terra Astoria Pref, LLC	Delaware
Terra Northlake LLC	Delaware
Mavik Ann Street Prf II LLC	Delaware
MCM Maxx, LLC	Delaware
Terra Larkin Development LLC	Delaware